Exhibit 99.2

PEOPLES BANKSHARES, INCORPORATED Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, [•], 2019. Vote by the Internet    Go to [•] Or scan the QR code with your smartphone. Follow the steps outlined on the secure website. Vote by telephone  Call toll free [•] within the USA, US territories & Canada on a touch tone telephone.  Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2. For AgainstAbstain 1. Proposal to approve the Agreement and Plan of Reorganization, dated as of August 13, 2019, by and between C&F Financial Corporation (“C&F”) and Peoples Bankshares, Incorporated (“Peoples”), including the related plan of merger, pursuant to which Peoples will merge with and into C&F. 2. Proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1. 3. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof. Non-Voting Items Change of Address — Please print your new address below. Meeting Attendance Mark the box to the right if you plan to attend the special meeting. Authorized Signatures — this section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. // Special Meeting Proxy Card x IMPORTANT SPECIAL MEETING INFORMATION

Special Meeting of Shareholders of Peoples Bankshares, Incorporated [•], 2019 at [•] [a.m. / p.m.] [address] [city] [state], [zip] IMPORTANT SPECIAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [•], 2019 THE PROXY STATEMENT IS AVAILABLE AT: [•] IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — PEOPLES BANKSHARES, INCORPORATED Special Meeting of Shareholders to be held on [•], 2019 This proxy is solicited by the Board of Directors of Peoples Bankshares, Incorporated. L. E. Wadsworth and M. A. O’Malley, or either of them (each, a “Proxy”), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represefnt and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Special Meeting of Shareholders of Peoples Bankshares, Incorporated (“Peoples”) to be held on [•], 2019 or at any adjournments or postponements thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such direction s are indicated, the Proxies will have the authority to vote FOR Proposal 1 to approve the Agreement and Plan of Reorganization, dated as of August 13, 2019, by and between C&F Financial Corporation (“C&F”) and Peoples Bankshares, Incorporated (“Peoples”), including the related plan of mer ger, pursuant to which Peoples will merge with and into C&F, and FOR Proposal 2 to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1. The Proxies, in their discretion, are further authorized to transact such other business as may properly come before the Spec ial Meeting of Shareholders or at any adjournments or postponements thereof. (Items to be voted appear on reverse side.)